UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014

Intelligent Living America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	36-4794823
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

299 Alhambra Circle, Suite 512

Coral Gables, FL  33134

(Address of Principal Executive Offices) (Zip Code)

(800) 800-5487

(Registrant’s telephone number, including area code)

80 SW 8th Street, Suite 1870

Miami, FL  33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2014, the Board of Directors and consenting shareholders holding a majority of the Company’s issued and outstanding shares of Common Stock approved a change in the Company’s domicile from California to Nevada.  The change of domicile, or reincorporation, was effected by means of a merger between the Company and a newly formed wholly-owned Nevada subsidiary, Intelligent Living America Inc., in which the subsidiary is the surviving entity.  This change of domicile became effective upon the filing of articles of merger with the Secretary of State of California and Nevada in accordance with applicable state laws on November 7, 2014.  Pursuant to the merger terms, the Company effected a one for fifty (1:50) reverse stock split by issuing one share of Intelligent Living America, Inc. common stock for each fifty shares of Intelligent Living Inc. common stock.

As a result of the reverse split there are currently 70,090,605 shares of the Company’s common stock issued and outstanding.  The aggregate number of shares that the Corporation will have authority to issue is Six Billion (6,010,096,000) of which Six Billion (6,000,000,000) shares will be common stock, par value of $0.0001 per share, Ten Million (10,000,000) shares will be Class A preferred stock, par value of $0.0001 per share, with 10:1 conversion and voting rights, and Ninety-Six Thousand (96,000) shares will be Class B preferred stock, par value of $1.00 per share.

The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles of Incorporation for Intelligent Living America, Inc. are attached hereto as Exhibit 3(i).

The Bylaws of Intelligent Living America, Inc. are attached hereto as Exhibit 3(ii).

Item 8.01	Other Events.

Beginning on November 24, 2014, after giving effect to the corporate actions described in Item 1.01, the Company’s stock began trading on the OTC Pink Exchange under the ticker symbol “ILIVD”, which shall remain for 20 business days until on or about December 24, 2014, after which the symbol will revert back to “ILIV”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2014, between Intelligent Living Inc., a California Corporation, and Intelligent Living America, Inc., a Nevada Corporation.
3(i)	Articles of Incorporation of Intelligent Living America, Inc.
3(ii)	Bylaws of Intelligent Living America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2014	INTELLIGENT LIVING AMERICA, INC.
	By:	/s/ Dr. Paul Favata
	Name:	Paul Favata
	Title:	President

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